Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Rick Carlson, Chief Executive Officer

Dick Thon, Chief Financial Officer

(952) 476-9093

ProUroCare Medical Closes on Financing, Plans Reverse Stock Split

Minneapolis – December 31, 2007 – ProUroCare Medical Inc. (OTCBB:PRRC), announced today that on December 27, 2007 it closed a private placement of $1,050,000 of units consisting of unsecured, subordinated, convertible promissory notes (the “Notes”) and common stock purchase warrants (the “Warrants”).  The net proceeds will be used to pay certain existing obligations, fund research and development efforts and for general corporate purposes.

At the closing, the Company issued $997,500 in principal amount of Notes, and Warrants to purchase 2,100,000 shares of common stock.  The Notes bear interest at 10% per year, mature on June 27, 2009, and will convert into the type of equity securities offered by the Company in any underwritten public offering prior to maturity at 70% of the public offering price.  The Warrants will become exercisable upon the earlier of the closing of a public offering or the maturity date of the Notes, and will remain exercisable until December 31, 2012.  The exercise price will be 50% of the public offering price, or in the event a public offering is not completed before the maturity date, at 50% of the closing price of the Company’s common stock on the maturity date.

On the same date, the Company converted $150,000 of existing loans into a note and warrants similar to those described above.  The principal amount of the note issued was $142,500.  The lender also received warrants to purchase 300,000 shares of the Company’s common stock.  The terms of the note and warrants issued are the same as those issued in the private placement, except that, the note is convertible into the type of equity securities offered by the Company in an underwritten public offering at 50% of the public offering price.  In addition, the lender agreed that the equity securities issued upon conversion of the note and the common stock issued upon exercise of the warrants will not be transferable for a period of one year beginning on the effective date of the public offering triggering conversion of the note.

The securities issued in the above transactions have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.

Reverse Stock Split

The Company also announced that its shareholders’ have approved a one-for-ten reverse stock split without a corresponding reduction in the number of authorized shares of the Company capital stock.

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The Company’s authorized shares will remain at 50,000,000.  The exercise price and the number of shares of common stock issuable under the Company’s outstanding convertible debentures, options and warrants (including the warrants issued the in private placement noted above) will be proportionately adjusted to reflect the reverse stock split.

The Company will determine and announce the record date for the reverse stock spilt in the near future.

About ProUroCare

ProUroCare Medical Inc., based in Minneapolis, is developing innovative mechanical imaging technology applications to improve detection and active surveillance of prostate disease.  The Company is working in cooperation with Artann Laboratories Inc. to develop tactile sensor technology systems that will create and record real time images of the prostate that can be used to document and monitor the progression of various prostate diseases.

Safe Harbor Statement

This news release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements are not guarantees of ProUroCare’s future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause ProUroCare’s results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of ProUroCare to find adequate financing to complete the development of its products, the high level of secured and unsecured debt incurred by ProUroCare; the dependence by ProUroCare on third parties for the development and manufacture of its products; and other risks and uncertainties detailed from time to time in ProUroCare’s filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. ProUroCare undertakes no duty to update any of these forward-looking statements.

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